UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2022

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Fifth Avenue North

Birmingham, Alabama 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, the Board of Directors (the “Board”) of Regions Financial Corporation (“Regions” or the “Company”) appointed Mark A. Crosswhite, Noopur Davis and J. Thomas Hill to the Board, such appointment to be effective on July 1, 2022. Mr. Crosswhite, Ms. Davis and Mr. Hill were also appointed to serve as members of the Board of Directors of the Company’s wholly owned subsidiary, Regions Bank (together with the Board, the “Boards”), also to be effective on July 1, 2022.

Mr. Crosswhite, 59, is chairman, president and chief executive officer of Alabama Power Company, a Southern Company subsidiary headquartered in Birmingham, Alabama, that provides electric service to 1.5 million customers. Ms. Davis, 60, is corporate executive vice president and chief information security and product privacy officer for Comcast, a Fortune 30 media and technology company. Mr. Hill, 63, is chairman of the board, president and chief executive officer of Vulcan Materials Company, the nation’s largest producer of construction aggregates and a major producer of aggregates-based construction materials.

The appointments increase the size of the Boards to fourteen (14) members. Mr. Crosswhite will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Boards; Ms. Davis will serve on the Risk Committee and the Technology Committee of the Boards; and Mr. Hill will serve on the Compensation and Human Resources Committee and the Risk Committee of the Boards.

The Boards affirmatively determined that each of Mr. Crosswhite, Ms. Davis and Mr. Hill is independent under New York Stock Exchange listing standards and the Company’s Corporate Governance Principles. There are no arrangements or understandings with other persons pursuant to which each was appointed to the positions described above. Additionally, there are no related person transactions involving Mr. Crosswhite, Ms. Davis or Mr. Hill that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Crosswhite, Ms. Davis and Mr. Hill will each receive customary fees and equity awards from the Company for serving as a Director in accordance with Regions’ Director Compensation Program. Under the Director Compensation Program, the Boards approved a grant to each of Mr. Crosswhite, Ms. Davis and Mr. Hill of restricted stock units under the Regions 2015 Long Term Incentive Plan, to be made as of July 1, 2022, with a grant date value equal to $108,333, which is the prorated amount of the annual equity retainer paid uniformly to all non-employee Directors. The restricted stock units are subject to a continued service requirement and become vested on the date of the 2023 Annual Meeting of Shareholders, or earlier in the case of death or disability or upon termination without cause following a change in control of Regions.

Item 8.01	Other Events.

On June 21, 2022, the Company issued a press release announcing the appointments of Mr. Crosswhite, Ms. Davis and Mr. Hill to the Boards. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Regions Financial Corporation Director Compensation Program, effective April 20, 2022 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 6, 2022 and incorporated by reference herein).

99.1	Press Release dated June 21, 2022.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2022

REGIONS FINANCIAL CORPORATION

By:	/s/ Tara A. Plimpton
Name:	Tara A. Plimpton
Title:	Chief Legal Officer and Corporate Secretary